                             NOTICE OF REDEMPTION

                               TO THE HOLDERS OF
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
              6 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                            CUSIP NUMBER 871873AA3*

                                 APRIL 9, 1997

     NOTICE IS HEREBY GIVEN, pursuant to Article XI of that certain Indenture dated as of September 1, 1993, by and between Systems & Computer Technology Corporation (the "Company") and First Fidelity Bank, N.A., Pennsylvania (now First Union National Bank), as Trustee (the "Indenture"), that the Company has elected to redeem and will redeem on May 9, 1997 (the "Redemption Date") all of the outstanding, authenticated and registered 6 1/4% Convertible Subordinated Debentures Due 2003 (the "Debentures") at a redemption price of 104.164% of the principal amount, plus accrued and unpaid interest from March 1, 1997, to the Redemption Date (the "Redemption Price"), all as more fully set forth below .

ALTERNATIVES AVAILABLE TO HOLDERS OF DEBENTURES

     Each person in whose name a Debenture is registered in the Debenture Register (each such person a "Holder" and, collectively, "Holders") has the following alternatives (in addition to any other disposition of the Debentures):

     1. CONVERSION. Prior to 5:00 p.m. Eastern Daylight-Savings Time on May 8, 1997, Holders of the Debentures may convert their Debentures into the Company's Common Stock, par value $.01 per share, ("Common Stock") at the rate of $15.00 per share of Common Stock. See "Conversion of the Debentures" below.

     2. REDEMPTION. Holders may surrender their Debentures for redemption and payment of the Redemption Price. See "Redemption of the Debentures" below.

UNDER THE FOREGOING ALTERNATIVES, BASED UPON THE CLOSING PRICE OF THE COMPANY'S COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET SYSTEM ON APRIL 7, 1997, OF $21.00, A HOLDER WHO CONVERTED $1,000 PRINCIPAL AMOUNT OF DEBENTURES ON THAT DATE WOULD HAVE RECEIVED COMMON STOCK (AND CASH IN LIEU OF ANY FRACTIONAL SHARES) HAVING A MARKET VALUE OF $1,400. SO LONG AS THE MARKET PRICE OF THE COMMON STOCK IS GREATER THAN $15.80 PER SHARE AT THE TIME OF CONVERSION, A HOLDER WHO CONVERTS HIS OR HER DEBENTURES WILL RECEIVE COMMON STOCK AND CASH IN LIEU OF ANY FRACTIONAL SHARE WITH A MARKET VALUE GREATER THAN THE AMOUNT OF CASH RECEIVABLE UPON REDEMPTION OF THE DEBENTURES. THE PRICE OF THE COMMON STOCK RECEIVED UPON CONVERSION, HOWEVER, IS SUBJECT TO FLUCTUATION AND A HOLDER MAY INCUR VARIOUS TRANSACTION COSTS IF SUCH COMMON STOCK IS SOLD IN THE MARKET. HOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK.

CONVERSION OF THE DEBENTURES

     At the option of the Holder, the Debentures (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof) may be converted into the Company's Common Stock at a conversion price of $15.00 per share of Common Stock, or approximately 66.7 shares of Common Stock for each $1,000 principal amount of Debentures.

     Debentures, duly endorsed or assigned to the Company or in blank, may be surrendered for conversion at the following location: First Union National Bank, First Union Customer Information Center, Attn: 3C3 6G04, 1525 West W.T.
Harris Boulevard, NC 1153, Charlotte, NC  28288-1153.   On all Debentures
surrendered for conversion, the Conversion Notice on the reverse side of the Debenture shall be completed and signed by the Holder.

     Any Debenture not converted will be redeemed as described below. The right to convert the Debentures shall expire with respect to any Debentures that are not surrendered for conversion before 5:00 p.m. Eastern Daylight-Savings Time on May 8, 1997.

REDEMPTION OF THE DEBENTURES

     Any Debentures not converted before 5:00 p.m. Eastern Daylight-Savings Time on May 8, 1997, will be redeemed at the price of $1,041.64 for each $1,000 principal amount of Debentures, plus accrued and unpaid interest from March 1, 1997, to the Redemption Date of $11.98 per $1,000 principal amount of Debentures, for a total Redemption Price of $1,053.62. Interest on the Debentures will cease to accrue on and after the Redemption Date.

   Debentures may be surrendered for redemption and payment of the Redemption Price on or after the Redemption Date at the following location: First Union National Bank, First Union Customer Information Center, Attn: 3C3 6G04, 1525 West W.T. Harris Boulevard, NC 1153, Charlotte, NC 28288-1153.


     FOR INFORMATION CALL ALAN FINN, ASSISTANT VICE PRESIDENT, CORPORATE TRUST ADMINISTRATION, FIRST UNION NATIONAL BANK, AT (215) 985-7207.


                     SYSTEMS & COMPUTER TECHNOLOGY CORPORATION



                     By:   /s/ Eric Haskell
                     -----------------------------

                     Eric Haskell
                     Senior Vice President, Finance and Administration, Treasurer and Chief Financial Officer



     * The CUSIP Number is placed on this Notice of Redemption solely as a matter of convenience to the Holders. No representation is hereby made as to the correctness or accuracy of the CUSIP number printed on this Notice of Redemption or on the Debentures. Holders should only rely on the other identification numbers printed on the Debentures.


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